Exhibit 10.1

Execution Copy

RETIREMENT AGREEMENT

This Retirement Agreement (this “Agreement”) is made as of the Agreement Effective Date (as defined below) by and between Voyager Therapeutics, Inc. (the “Company”) and Dinah Sah (“Executive”) (together, the “Parties”).

WHEREAS, the Company and Executive are parties to the Employment Agreement dated as of May 11, 2016 (the “Employment Agreement”), under which Executive currently serves as Chief Scientific Officer of the Company;

WHEREAS, Executive has notified the Company of her desire to retire from the Company, and the Parties mutually have agreed to establish terms for Executive’s separation from employment with the Company; and

WHEREAS, the Parties agree that the payments, benefits and rights set forth in this Agreement shall be the exclusive payments, benefits and rights due Executive in connection with her retirement and separation from employment with the Company;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                      Retirement Date; Resignation from Position(s); Transition Period —

(a) Executive’s effective date of retirement and separation from employment with the Company will be June 28, 2019 (the “Retirement Date”).  Executive hereby resigns as of the Retirement Date from her position as Chief Scientific Officer of the Company, and from any and all other positions she holds as an officer or employee of the Company, and further agrees to execute and deliver any documents reasonably necessary to effectuate such resignations, as requested by the Company.  As of the Agreement Effective Date, the Employment Agreement will terminate and be of no further force or effect; provided, however, that Executive’s Confidentiality, Noncompetition and Assignment Agreement dated June 9, 2015 and referenced in the Employment Agreement (a copy of which is attached hereto as Attachment A, and hereinafter, the “Restrictive Covenants Agreement”) shall remain in full force and effect both during the Transition Period (as defined below) and thereafter.  Notwithstanding the foregoing, the Company retains the right to terminate Executive’s employment prior to the Retirement Date for Cause (as defined below).

(b) The period between the Agreement Effective Date and the Retirement Date will be a transition period (the “Transition Period”).  During the Transition Period, Executive will continue to perform as directed by the Company those duties consistent with her position and use her best efforts to professionally, timely and cooperatively perform such duties, as well as such additional transition duties as may be requested by and at the direction of the Company, including, without limitation, assisting with the transition of her duties and responsibilities to designated Company personnel (collectively, the “Transition Duties”). Executive shall continue to perform the Transition Duties by coming into the office regularly on a full-time basis during the entirety of the Transition Period.  During the Transition Period, Executive will continue to receive her current base salary, to participate in the Company’s benefit plans (pursuant to the terms and conditions of such plans) and to be entitled to vacation time in accordance with Company policy. Following the Transition

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Period, upon the request of the Company, Executive agrees to remain available to provide information and assistance related to her employment with the Company and/or the transition of her duties, and to furnish consulting services pursuant to the Consulting Agreement (as hereafter defined), by either coming into the office or providing such services remotely by telephone or email.

(c) Upon Executive’s last day of employment with the Company, Executive shall be paid, in accordance with the Company’s regular payroll practices, all unpaid base salary earned through such date, including any amounts for accrued unused vacation time to which Executive is entitled through such date in accordance with Company policy, and reimbursement of any properly incurred unreimbursed business expenses incurred through the Retirement Date (together, the “Accrued Obligations”).  As of Executive’s last day of employment, all salary payments from the Company will cease and any benefits Executive had as of such date under Company-provided benefit plans, programs, or practices will terminate, except as required by federal or state law or as otherwise specifically set forth in this Agreement.  For the avoidance of doubt, Executive may, if eligible and at her own cost, elect to continue receiving group medical insurance pursuant to applicable “COBRA” law (COBRA materials containing details regarding such benefits will be provided to Executive under separate cover in accordance with applicable law).

(d) For the purposes of this Agreement, “Cause” means: (i) conduct by the Executive constituting a material act of misconduct in connection with the performance of the Executive’s duties, including, without limitation, misappropriation of funds or property of the Company or any of its subsidiaries or affiliates other than the occasional, customary and de minimis use of Company property for personal purposes; (ii) the commission by the Executive of (A) any felony; or (B) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) any conduct by the Executive that would reasonably be expected to result in material injury or reputational harm to the Company or any of its subsidiaries and affiliates if the Executive were retained in the Executive’s position but providing that the Company reasonably determines that such conduct is capable of being cured, only after receipt of written notice by Company reasonably describing such conduct and Executive fails to cease such conduct within fifteen (15) days of receipt of said written notice; (iv) continued non-performance by the Executive of the Executive’s responsibilities hereunder (other than by reason of the Executive’s physical or mental illness, incapacity or disability) but providing that the Company reasonably determines that such conduct is capable of being cured, only after receipt of written notice by Company reasonably describing such non-performance and Executive fails to cure such non-performance within fifteen (15) days of receipt of said written notice; (v) a breach by the Executive of any confidentiality or restrictive covenant obligations to the Company, including under the Restrictive Covenants Agreement; (vi) a material violation by the Executive of any of the Company’s written employment policies; or (vii) failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.

2.                                      Consulting Agreement — Upon the Retirement Date, and provided that Executive (i) timely signs and returns this Agreement on or before May 20, 2019, (ii) continues employment through the Retirement Date in accordance with the terms hereof, (iii) signs and returns the Additional Release of Claims attached hereto as Attachment B (the “Additional Release”) on but not before the Retirement Date and does not timely revoke such Additional Release, and (iv) complies with the terms of this Agreement, the Additional Release, and the Restrictive Covenants Agreement, the Company and Executive shall, on the Retirement Date, enter into a consulting agreement in the

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form attached to this Agreement as Attachment C (the “Consulting Agreement”).  It is understood that, so long as Executive enters into the Consulting Agreement on the Retirement Date, and during the period Executive is providing services thereunder, and subject to Executive’s continuous compliance during such period of her obligations under this Agreement, the Additional Release, and the Restrictive Covenants Agreement (i) each restricted stock unit award granted by the Company to Executive shall continue to vest and become free from forfeiture and restrictions on transfer in accordance with applicable award agreements and plan documents as if Executive had continued to remain employed during the consulting period, and (ii) each stock option granted by the Company to Executive shall continue to vest and become exercisable in accordance with applicable option agreements and plan documents as if Executive had continued to remain employed during the consulting period.  Further, in the event that the Consulting Agreement is terminated within the Sale Event Period (as defined below) other than by the Company due to Executive’s material breach of any of her obligations under this Retirement Agreement or under the Consulting Agreement, each restricted stock unit award and stock option granted by the Company to Executive shall immediately accelerate and become fully exercisable or nonforfeitable in accordance with applicable award agreements and plan documents, subject to Executive’s entering into an irrevocable release of claims agreement in a form and manner satisfactory to the Company. The Executive shall have three months from the termination of the Consulting Agreement to exercise any stock options that have vested and become exercisable as of such date (provided that no option shall be exercisable later than the end of the original expiration date of such option).

Other than the Accrued Obligations and the Consulting Agreement (and the consideration Executive receives pursuant to the terms thereof), Executive will not be eligible for, nor shall she have a right to receive, any payments, benefits or other consideration from the Company following the Retirement Date. For the avoidance of doubt, Executive acknowledges that she is not eligible for or entitled to receive any severance benefits pursuant to the Employment Agreement, and further acknowledges that she will not be eligible to enter into the Consulting Agreement if she fails to timely enter into the Additional Release following her entering into this Agreement, or if her employment is terminated for Cause prior to the Retirement Date, or if she fails to comply with her obligations under this Agreement or the Restrictive Covenants Agreement.

For the purposes of this Agreement, a “Sale Event” means the consummation of (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity; (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity (or its ultimate parent, if applicable); (iii) the acquisition of all or a majority of the outstanding voting stock of the Company in a single transaction or a series of related transactions by a person or group of persons, or (iv) any other acquisition of the business of the Company, as determined by the board of directors of the Company (the “Board”); provided, however, that any public offering or another capital raising event of the Company, or a merger effected solely to change the Company’s domicile, shall not constitute a “Sale Event.”  Notwithstanding the foregoing, where required to avoid extra taxation under Section 409A of the Internal Revenue Code of 1986, as amended, a Sale Event must also satisfy the requirements of Treas. Reg. Section 1.409A-3(i)(5).

For the purposes of this Agreement, the “Sale Event Period” means the period ending twelve (12) months following the consummation of a Sale Event.

3.                                      Release of Claims — In exchange for the consideration set forth in this Agreement, which Executive acknowledges she would not otherwise be entitled to receive, Executive hereby fully, forever,

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irrevocably and unconditionally releases, remises and discharges the Company, its affiliates, subsidiaries, parent companies, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that Executive ever had or now has against any or all of the Released Parties up to the date on which she signs this Agreement, whether known or unknown, including, but not limited to, any and all claims arising out of or relating to Executive’s employment with, separation or retirement from, and/or ownership of securities of the Company, including, but not limited to, all claims under Title VII of the Civil Rights Act, the Americans With Disabilities Act, the Genetic Information Nondiscrimination Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Rehabilitation Act, Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, and the Employee Retirement Income Security Act, all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148 et seq. (Massachusetts law regarding payment of wages and overtime), the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102 and Mass. Gen. Laws ch. 214, § 1C, the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Maternity Leave Act, Mass. Gen. Laws ch. 149, § 105D, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract (including, without limitation, all claims arising out of or related to the Employment Agreement); all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of Executive’s employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that this release of claims shall not (i) prevent Executive from filing a charge with, cooperating with, or participating in any investigation or proceeding before, the Equal Employment Opportunity Commission or a state fair employment practices agency (except that Executive acknowledges that she may not recover any monetary benefits in connection with any such charge, investigation, or proceeding, and Executive further waives any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such charge, investigation or proceeding), (ii) deprive Executive of her rights with respect to the Consulting Agreement, or any vested rights under any employee benefit plan or policy, stock plan or deferred compensation arrangement, or any health care continuation to the extent required by applicable law; or (iii) deprive Executive of any rights Executive may have to be indemnified by the Company as provided in any agreement between the Company and Executive or pursuant to the Company’s Certificate of Incorporation or by-laws. This release of claims shall not extend to any claims Executive may have against any persons that are Released Parties to the extent such claims are (x) related solely to Executive’s ownership of the Company’s stock and (y) unrelated to Executive’s employment relationship with the Company.

4.                                      Ongoing Obligations — Executive acknowledges and reaffirms her obligation, except as otherwise permitted by Section 8 below, to keep confidential and not to use or disclose any and all non-public information concerning the Company acquired by her during the course of her employment with the Company, including, but not limited to, any non-public information concerning the Company’s business, operations, products, programs, affairs, performance, personnel, technology, science,

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intellectual property, plans, strategies, approaches, prospects, financial condition or development related matters.  Executive also acknowledges all of her continuing obligations pursuant to the Restrictive Covenants Agreement, which survive her separation from employment with the Company and shall remain in full force and effect.

5.                                      Non-Disparagement — Executive understands and agrees that, except as otherwise permitted by Section 8 below, she will not, in public or private, make any false, disparaging, negative, critical, adverse, derogatory or defamatory statements, whether orally or in writing, including online (including, without limitation, on any social media, networking, or employer review site) or otherwise, to any person or entity, including, but not limited to, any media outlet, industry group, key opinion leader, financial institution, research analyst or current or former employee, board member, consultant, shareholder, client or customer of the Company, regarding the Company, or any of the other Released Parties, or regarding the Company’s business, operations, products, programs, affairs, performance, personnel, technology, science, intellectual property, plans, strategies, approaches, prospects, financial condition or development related matters.  For the avoidance of doubt, the foregoing shall not prevent Executive from stating or repeating factual information with respect to the Company or its assets which is otherwise publicly available.

6.                                      Return of Company Property — Executive confirms that, except as she may be specifically instructed otherwise by the Company, no later than the Retirement Date (or at such earlier time as requested by the Company), she will return to the Company all property of the Company, tangible or intangible, including but not limited to keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones, tablets, etc.), Company identification and any other Company-owned property in her possession or control and that she will leave intact all electronic Company documents, including but not limited to those that she developed or helped to develop during her employment.  Executive further confirms that, except as she may be specifically instructed otherwise by the Company, no later than the Retirement Date (or at such earlier time as requested by the Company), she will cancel all accounts for her benefit, if any, in the Company’s name, including but not limited to, credit cards, telephone charge cards, cellular phone and/or wireless data accounts and computer accounts.

7.                                      Confidentiality — Executive understands and agrees that, except as otherwise permitted by Section 8 below, the contents of the negotiations and discussions resulting in this Agreement shall be maintained as confidential by Executive and her agents and representatives and shall not be disclosed except as otherwise agreed to in writing by the Company and except to her immediate family, legal, financial and tax advisors, on the condition that any individuals so informed must hold the above information in strict confidence.

8.                                      Scope of Disclosure Restrictions — Nothing in this Agreement or elsewhere prohibits Executive from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies, filing a complaint with government agencies, or participating in government agency investigations or proceedings.  Executive is not required to notify the Company of any such communications; provided, however, that nothing herein authorizes the disclosure of information Executive obtained through a communication that was subject to the attorney-client privilege.  Further, notwithstanding Executive’s confidentiality and nondisclosure obligations, Executive is hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such

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filing is made under seal.  An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

9.                                      Cooperation — Executive agrees that, to the extent permitted by law, she shall cooperate fully with the Company in the investigation, defense or prosecution of any claims or actions which already have been brought, are currently pending, or which may be brought in the future against the Company by a third party or by or on behalf of the Company against any third party, whether before a state or federal court, any state or federal government agency, or a mediator or arbitrator.  Executive’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with the Company’s counsel, at reasonable times and locations designated by the Company, to investigate or prepare the Company’s claims or defenses, to prepare for trial or discovery or an administrative hearing, mediation, arbitration or other proceeding, to provide any relevant information in hers possession, and to act as a witness when requested by the Company. The Company will reimburse Executive for all reasonable and documented out of pocket costs that she incurs to comply with this paragraph.  Executive further agrees that, to the extent permitted by law, she will notify the Company promptly in the event that she is served with a subpoena (other than a subpoena issued by a government agency), or in the event that she is asked to provide a third party (other than a government agency) with information concerning any actual or potential complaint or claim against the Company.

10.                               Amendment and Waiver — This Agreement and the Additional Release, upon their respective effective dates, shall be binding upon the Parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the Parties.  This Agreement and the Additional Release are binding upon and shall inure to the benefit of the Parties and their respective agents, assigns, heirs, executors/administrators/personal representatives, and successors.  No delay or omission by the Company in exercising any right under this Agreement or the Additional Release shall operate as a waiver of that or any other right.  A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.

11.                               Validity — Should any provision of this Agreement or the Additional Release be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement or the Additional Release.

12.                               Nature of Agreement — Both Parties understand and agree that this Agreement is a retirement and release of claims agreement and does not constitute an admission of liability or wrongdoing on the part of the Company or Executive.

13.                               Time for Consideration and Revocation — Executive acknowledges that she was initially presented with this Agreement on May 13, 2019 (the “Receipt Date”).  Executive understands that this Agreement shall be of no force or effect unless she signs and returns this Agreement on or before May 20, 2019 (the day of such execution, the “Agreement Effective Date”).  Executive further understands that she will not be eligible to enter into the Consulting Agreement unless she timely signs, returns, and does not revoke the Additional Release.

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14.                               Acknowledgments — Executive acknowledges that she has been given a reasonable amount of time to consider this Agreement, and at least twenty-one (21) days from the Receipt Date to consider the Additional Release (such 21-day period, the “Consideration Period”), and that the Company is hereby advising her to consult with an attorney of her own choosing prior to signing this Agreement and the Additional Release.  Executive further acknowledges and agrees that any changes made to this Agreement or any exhibits or attachments hereto following her initial receipt of this Agreement on the Receipt Date, whether material or immaterial, shall not re-start or affect in any manner the Consideration Period. Executive understands that she may revoke the Additional Release for a period of seven (7) days after she signs it by notifying the Company in writing, and that the release shall not be effective or enforceable until the expiration of the seven (7) day revocation period.  Executive understands and agrees that by entering into the Additional Release she will be waiving any and all rights or claims she might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that she will have received consideration beyond that to which she was previously entitled.

15.                               Voluntary Assent — Executive affirms that no other promises or agreements of any kind have been made to or with Executive by any person or entity whatsoever to cause her to sign this Agreement, and that she fully understands the meaning and intent of this Agreement and that she has had the opportunity to consult counsel of her own choosing.  Executive further states and represents that she has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs her name of her own free act.

16.                               Governing Law — This Agreement and the Additional Release shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions.  Each of the Company and Executive hereby irrevocably submits to and acknowledges and recognizes the exclusive jurisdiction and venue of the courts of the Commonwealth of Massachusetts, or if appropriate, the United States District Court for the District of Massachusetts (which courts, for purposes of this Agreement and the Additional Release, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Agreement and the Additional Release or the subject matter thereof.

17.                               Entire Agreement — This Agreement, including the Additional Release, the Restrictive Covenants Agreement, and the Consulting Agreement, contains and constitutes the entire understanding and agreement between the Parties hereto with respect to Executive’s transition, retirement and separation from the Company, and the settlement of claims against the Company, and cancels all previous oral and written negotiations, agreements, commitments and writings in connection therewith, including, without limitation, the Employment Agreement.

18.                               Counterparts — This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.  Facsimile and PDF signatures shall be deemed to be of equal force and effect as originals.

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IN WITNESS WHEREOF, the Parties have set their hands and seals to this Agreement as of the date(s) written below.

VOYAGER THERAPEUTICS, INC.

By:	/s/ Allison Dorval	Date:	May 20, 2019
Name:	Allison Dorval
Title:	Chief Financial Officer

I hereby agree to the terms and conditions set forth above.  I have been given a reasonable amount of time to consider this Agreement and I have chosen to execute this on the date below.  I further understand that my eligibility for the Consulting Agreement is contingent upon my timely execution, return and non-revocation of the Additional Release, and that I have been given at least twenty-one (21) days to consider such Additional Release, and will have seven (7) days in which to revoke my acceptance after I sign such Additional Release.

Dinah Sah

/s/ Dinah Sah	Date:	May 20, 2019

[Signature Page to Retirement Agreement]

ATTACHMENT A

Copy of Restrictive Covenants Agreement

VOYAGER THERAPEUTICS, INC.

Confidentiality, Noncompetition and Assignment Agreement

In consideration and as a condition of (i) my employment by, my continued employment by or my other service relationship with Voyager Therapeutics, Inc. (along with its parents, subsidiaries, affiliates, successors and assigns, the “Company”) and, (ii) the grant of stock options to which I am not otherwise entitled, I agree to the terms and conditions of this Confidentiality, Noncompetition and Assignment Agreement (this “Agreement”). For purposes of this Agreement, references to the employment relationship shall mean any employment, co-employment, independent contractor or other service relationship, whether directly or through a third party, that I may have with the Company.

1.                                      Proprietary Information. I agree that all information, whether or not in writing, concerning the Company’s business, technology, business relationships or financial affairs which the Company has not released to the general public (collectively, “Proprietary Information”) is and will be the exclusive property of the Company. By way of illustration, Proprietary Information may include information or material which has not been made generally available to the public, such as: (a) corporate information, including plans, strategies, methods, policies, resolutions, negotiations or litigation; (b) marketing information, including strategies, methods, customer identities or other information about customers, prospect identities or other information about prospects, or market analyses or projections; (c) financial information, including cost and performance data, debt arrangements, equity structure, investors and holdings, purchasing and sales data and price lists; and (d) operational and technological information, including plans, specifications, manuals, forms, templates, pre-clinical and clinical testing data and strategies, software, designs, methods, procedures, formulas, discoveries, inventions, improvements, concepts and ideas; and (e) personnel information, including personnel lists, reporting or organizational structure, resumes, personnel data, compensation structure, performance evaluations and termination arrangements or documents. Proprietary Information also includes information received in confidence by the Company from its customers or suppliers or other third parties.

2.                                      Recognition of Company’s Rights. I will not, at any time, without the Company’s prior written permission, either during or after my employment, disclose any Proprietary Information to anyone outside of the Company, or use or permit to be used any Proprietary Information for any purpose other than the performance of my duties as an employee of the Company. I will cooperate with the Company and use my best efforts to prevent the unauthorized disclosure of all Proprietary Information. I will deliver to the Company all copies of Proprietary Information in my possession or control upon the earlier of a request by the Company or termination of my employment.

3.                                      Rights of Others. I understand that the Company is now and may hereafter be subject to non-disclosure or confidentiality agreements with third persons which require the Company to protect or refrain from use of proprietary information. I agree to be bound by the terms of such agreements in the event I have access to such proprietary information.

4.                                      Commitment to Company; Avoidance of Conflict of Interest. While an employee of the Company, I will devote my full-time efforts to the Company’s business and I will not engage in any other business activity that conflicts with my duties to the Company. I will advise the president of the Company or his or her nominee at such time as any activity of either the Company or another business presents me with a conflict of interest or the appearance of a conflict of interest as an employee of the Company. I will take whatever action is requested of me by the Company to resolve any conflict or appearance of conflict which it finds to exist.

5.                                      Developments. I will make full and prompt disclosure to the Company of all inventions, discoveries, designs, developments, methods, modifications, improvements, processes, algorithms, databases, computer programs, formulae, techniques, trade secrets, graphics or images, and audio or visual works and other works of authorship (collectively “Developments”), whether or not patentable or copyrightable, that are created, made, conceived or reduced to practice by me (alone or jointly with others) or under my direction during the period of my employment. I acknowledge that all work performed by me is on a “work for hire” basis, and I hereby do assign and transfer and, to the extent any such assignment cannot be made at present, will assign and transfer, to the Company and its successors and assigns all my right, title and interest in all Developments that (a) relate to the business of the Company or any of the products or services being researched, developed, manufactured or sold by the Company or which may be used with such products or services; or (b) result from tasks assigned to me by the Company; or (c) result from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company (“Company-Related Developments”), and all related patents, patent applications, trademarks and trademark applications, copyrights and copyright applications, and other intellectual property rights in all countries and territories worldwide and under any international conventions (“Intellectual Property Rights”).

To preclude any possible uncertainty, I have set forth on Exhibit A attached hereto a complete list of Developments that I have, alone or jointly with others, conceived, developed or reduced to practice prior to the commencement of my employment with the Company that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (“Prior Inventions”). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. I have also listed on Exhibit A all patents and patent applications in which I am named as an inventor, other than those which have been assigned to the Company (“Other Patent Rights”). If no such disclosure is attached, I represent that there are no Prior Inventions or Other Patent Rights. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine or other work done for the Company, I hereby grant to the Company a nonexclusive, royalty-free, paid-up, irrevocable, worldwide license (with the full right to sublicense) to make, have made, modify, use, sell, offer for sale and import such Prior Invention. Notwithstanding the foregoing, I will not incorporate, or permit to be incorporated, Prior Inventions in any Company-Related Development without the Company’s prior written consent.

This Agreement does not obligate me to assign to the Company any Development which, in the sole judgment of the Company, reasonably exercised, is developed entirely on my own time and does not relate to the business efforts or research and development efforts in which, during the period of my employment, the Company actually is engaged or reasonably would be engaged, and does not result from the use of premises or equipment owned or leased by the Company. However, I will also promptly disclose to the Company any such Developments for the purpose of determining whether they qualify for such exclusion. I understand that to the extent this Agreement is required to be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph 5 will be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. I also hereby waive all claims to any moral rights or other special rights which I may have or accrue in any Company-Related Developments.

6.                                      Documents and Other Materials. I will keep and maintain adequate and current records of all Proprietary Information and Company-Related Developments developed by me during my employment, which records will be available to and remain the sole property of the Company at all times.

All files, letters, notes, memoranda, reports, records, data, sketches, drawings, notebooks, layouts, charts, quotations and proposals, specification sheets, or other written, photographic or other tangible material containing Proprietary Information, whether created by me or others, which come into my custody or possession, are the exclusive property of the Company to be used by me only in the performance of my duties for the Company. Any property situated on the Company’s premises and owned by the Company, including without limitation computers, disks and other storage media, filing cabinets or other work areas, is subject to inspection by the Company at any time with or without notice. In the event of the termination of my employment for any reason, I will deliver to the Company all files, letters, notes, memoranda, reports, records, data, sketches, drawings, notebooks, layouts, charts, quotations and proposals, specification sheets, or other written, photographic or other tangible material containing Proprietary Information, and other materials of any nature pertaining to the Proprietary Information of the Company and to my work, and will not take or keep in my possession any of the foregoing or any copies.

7.                                      Enforcement of Intellectual Property Rights. I will cooperate fully with the Company, both during and after my employment with the Company, with respect to the procurement, maintenance and enforcement of Intellectual Property Rights in Company-Related Developments. I will sign, both during and after the term of this Agreement, all papers, including without limitation copyright applications, patent applications, declarations, oaths, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Company-Related Development. If the Company is unable, after reasonable effort, to secure my signature on any such papers, I hereby irrevocably designate and appoint each officer of the Company as my agent and attorney-in-fact to execute any such papers on my behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Company-Related Development.

8.                                      Non-Competition and Non-Solicitation.

In order to protect the Company’s Proprietary Information and good will, during my employment and for a period of one (1) year following the termination of my employment for any reason (the “Restricted Period”), I will not directly or indirectly, whether as owner, partner, shareholder, director, manager, consultant, agent, employee, co-venturer or otherwise, engage, participate or invest in any business activity anywhere in the United States that develops, manufactures or markets any products, or performs any services that involve gene therapy for central nervous system disorders; provided that this shall not prohibit any possible investment in publicly traded stock of a company representing less than one percent of the stock of such company. In addition, during the Restricted Period, I will not, directly or indirectly, in any manner, other than for the benefit of the Company, (a) call upon, solicit, divert, take away, accept or conduct any business from or with any of the customers or prospective customers of the Company or any of its suppliers, and/or (b) solicit, entice, attempt to persuade any other employee or consultant of the Company to leave the Company for any reason or otherwise participate in or facilitate the hire, directly or through another entity, of any person who is employed or engaged by the Company or who was employed or engaged by the Company within six months of any attempt to hire such person. I acknowledge and agree that if I violate any of the provisions of this paragraph 8, the running of the Restricted Period will be extended by the time during which I engage in such violation(s).

9.                                      Government Contracts. I acknowledge that the Company may have from time to time agreements with other persons or with the United States Government or its agencies which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such

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work. I agree to comply with any such obligations or restrictions upon the direction of the Company. In addition to the rights assigned under paragraph 5, I also assign to the Company (or any of its nominees) all rights which I have or acquired in any Developments, full title to which is required to be in the United States under any contract between the Company and the United States or any of its agencies.

10.                               Prior Agreements. I hereby represent that, except as I have fully disclosed previously in writing to the Company, I am not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of my employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. I further represent that my performance of all the terms of this Agreement as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company. I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

11.                               Remedies Upon Breach. I understand that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and I consider them to be reasonable for such purpose. Any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of such breach, the Company, in addition to such other remedies which may be available, will be entitled to specific performance and other injunctive relief, without the posting of a bond. If I violate this Agreement, in addition to all other remedies available to the Company at law, in equity, and under contract, I agree that I am obligated to pay all the Company’s costs of enforcement of this Agreement, including attorneys’ fees and expenses.

12.                               Publications and Public Statements. I will obtain the Company’s written approval before publishing or submitting for publication any material that relates to and/or incorporates any Proprietary Information.

13.                               No Employment Obligation. I understand that this Agreement does not create an obligation on the Company or any other person to continue my employment. I acknowledge that, unless otherwise agreed in a formal written employment agreement signed on behalf of the Company by an authorized officer, my employment with the Company is at will and therefore may be terminated by the Company or me at any time and for any reason, with or without cause.

14.                               Survival and Assignment by the Company. I understand that my obligations under this Agreement will continue in accordance with its express terms regardless of any changes in my title, position, duties, salary, compensation or benefits or other terms and conditions of employment. I further understand that my obligations under this Agreement will continue following the termination of my employment regardless of the manner of such termination and will be binding upon my heirs, executors and administrators. The Company will have the right to assign this Agreement to its affiliates, successors and assigns. I expressly consent to be bound by the provisions of this Agreement for the benefit of the Company or any parent, subsidiary or affiliate to whose employ I may be transferred without the necessity that this Agreement be resigned at the time of such transfer.

15.                               Exit Interview. If and when I depart from the Company, I may be required to attend an exit interview. For twelve (12) months following termination of my employment, I will notify the Company of any change in my address.

16.                               Disclosure to Future Employers. During the Restricted Period, I will provide a copy of this Agreement to any prospective employer, partner or coventurer prior to entering into an employment, partnership or other business relationship with such person or entity.

17.                               Severability. In case any provisions (or portions thereof) contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

18.                               Interpretation. This Agreement will be deemed to be made and entered into in the Commonwealth of Massachusetts, and will in all respects be interpreted, enforced and governed under the laws of the Commonwealth of Massachusetts. I hereby agree to consent to personal jurisdiction of the state and federal courts situated within Suffolk County, Massachusetts for purposes of enforcing this Agreement, and waive any objection that I might have to personal jurisdiction or venue in those courts.

[End of Text]

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I UNDERSTAND THAT THIS AGREEMENT AFFECTS IMPORTANT RIGHTS. BY SIGNING BELOW, I CERTIFY THAT I HAVE READ IT CAREFULLY AND AM SATISFIED THAT I UNDERSTAND IT COMPLETELY.

IN WITNESS WHEREOF, the undersigned has executed this agreement as a sealed instrument as of the date set forth below.

Signed:	/s/ Dinah Sah
(Employee’s full name)

Type or print name:	Dinah Sah

Date:	June 9, 2015

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ATTACHMENT B

ADDITIONAL RELEASE OF CLAIMS

This Additional Release of Claims (this “Additional Release”) is made by Dinah Sah (“Executive”) as of the date set forth opposite her signature below.  Capitalized terms used but not defined herein have the meanings set forth in the Retirement Agreement to which this Additional Release is attached as Attachment B.

WHEREAS, Executive’s Retirement Date has occurred on or prior to the execution of this Additional Release; and

WHEREAS, Executive is entering into this Additional Release in accordance with the terms and conditions set forth in the Retirement Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive hereby agrees as follows:

1.             Release — In consideration of the Consulting Agreement attached as Attachment C to the Retirement Agreement, which Executive acknowledges she would not otherwise be entitled to receive, Executive hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its affiliates, subsidiaries, parent companies, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that Executive ever had or now has against any or all of the Released Parties up to the date on which she signs this Additional Release, whether known or unknown, including, but not limited to, any and all claims arising out of or relating to Executive’s employment with, separation or retirement from, and/or ownership of securities of, the Company including, but not limited to, all claims under Title VII of the Civil Rights Act, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Genetic Information Nondiscrimination Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Rehabilitation Act, Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, and the Employee Retirement Income Security Act, all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148 et seq. (Massachusetts law regarding payment of wages and overtime), the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102 and Mass. Gen. Laws ch. 214, § 1C, the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Maternity Leave Act, Mass. Gen. Laws ch. 149, § 105D, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract; all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of Executive’s provision of services to and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that this release of claims shall not (i) prevent Executive from filing a charge with, cooperating with, or participating in any investigation or proceeding before, the Equal Employment Opportunity Commission or a state fair employment practices agency (except that Executive acknowledges that she may not recover any monetary benefits in connection with any such charge, investigation, or proceeding, and Executive further waives any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such charge, investigation or proceeding), (ii) deprive Executive of her rights with respect to the Consulting Agreement, as set forth in the Retirement Agreement, or any vested rights under any employee benefit plan or policy, stock plan or deferred compensation arrangement, or any health care continuation to the extent required by applicable law; or (iii) deprive Executive of any rights Executive may have to be indemnified by the Company as provided in any agreement between the Company and Executive or pursuant to the Company’s Certificate of Incorporation or by-laws. This release of claims shall not extend to any claims Executive may have against any persons that are Released Parties to the extent such claims are (x) related solely to Executive’s ownership of the Company’s stock and (y) unrelated to Executive’s employment relationship with the Company.

2.             Return of Company Property — Executive confirms that, except as she has been specifically instructed otherwise by the Company, she has returned to the Company all property of the Company, tangible or intangible, including but not limited to keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones, tablets, etc.), Company identification and any other Company-owned property in her possession or control and that she has left intact all electronic Company documents, including but not limited to those that she developed or helped to develop during her employment. Executive further confirms that, except as she has been specifically instructed otherwise by the Board, she has canceled all accounts for her benefit, if any, in the Company’s name, including but not limited to, credit cards, telephone charge cards, cellular phone and/or wireless data accounts and computer accounts.

3.             Business Expenses; Final Compensation — Executive acknowledges that she has been reimbursed by the Company for all business expenses incurred in conjunction with the performance of her employment and that no other reimbursements are owed to her.  Executive further acknowledges that she has received all compensation due to her from the Company, including, but not limited to, all wages, bonuses and accrued, unused vacation time, and that she is not eligible or entitled to receive any additional payments or consideration from the Company beyond the Consulting Agreement.

4.             Time for Consideration; Acknowledgments — Executive acknowledges that, in order to be eligible for the Consulting Agreement, she must sign and return this Additional Release on, but not before the Retirement Date and she must continue to comply with her obligations under the Restrictive Covenants Agreement (as defined in the Retirement Agreement).  Executive acknowledges that she has been given at least twenty-one (21) days to consider this Additional Release, and that the Company advised her to consult with an attorney of her own choosing prior to signing this Additional Release.  Executive understands that she may revoke this Additional Release for a period of seven (7) days after she signs it by notifying the Company in writing, and the Additional Release shall not be effective or enforceable until the expiration of this seven (7) day revocation period (the day immediately following expiration of such revocation period).  Executive understands and agrees that by entering into this Additional Release, she is waiving any and all rights or claims she might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that she has received consideration beyond that to which she was previously entitled.

5.             Voluntary Assent — Executive affirms that no other promises or agreements of any kind have been made to or with her by any person or entity whatsoever to cause her to sign this Additional Release, and that she fully understands the meaning and intent of this Additional Release.  Executive states and represents that she has had an opportunity to fully discuss and review the terms of this Additional Release with an attorney. Executive further states and represents that she has carefully read this Additional Release, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs her name of her own free act.

For the avoidance of doubt, this Additional Release supplements, and in no way limits, the Retirement Agreement.

I hereby provide this Additional Release as of the current date and acknowledge that the execution of this Additional Release is in further consideration of the Consulting Agreement, to which I acknowledge I would not be entitled if I did not enter into this Additional Release.  I intend that this Additional Release will become a binding agreement between me and the Company if I do not revoke my acceptance in seven (7) days.

Dinah Sah

Date:

Execution Copy

ATTACHMENT C

CONSULTING AGREEMENT

THIS AGREEMENT (together with the attached Accounting of Services Form, the “Agreement”), is entered into as of June 28, 2019 (the “Effective Date”), by and between Dinah Sah, an individual residing at (the “Consultant”) and Voyager Therapeutics, Inc., a Delaware corporation located at 75 Sidney Street, Cambridge, MA 02139 (hereinafter “Voyager”).

WHEREAS, Voyager desires to retain the consulting and advisory services of Consultant with respect to certain activities as described in this Agreement, and Consultant is willing to so act.

NOW, THEREFORE, Consultant and Voyager agree as follows:

1.                          Description of Services. Voyager hereby retains Consultant as a consultant to Voyager and Consultant hereby agrees to use her best efforts to provide advice and assistance to Voyager in the area of Consultant’s expertise from time to time as requested by Voyager (the “Services”). In particular, the Services shall include any specific activities described on the attached Accounting of Services Form attached hereto as Exhibit A, as well as a reasonable amount of additional advisory services to Voyager’s personnel or designees by telephonic means, or in the form of reports and summaries, and such additional activities agreed to by the parties from time to time. Any changes to the Services (and any related compensation adjustments) must be agreed to in writing between Consultant and Voyager prior to implementation of the changes.

2.                          Term & Termination. The term of this Agreement shall be from the Effective Date through June 28, 2022, unless earlier terminated in accordance with this Agreement or extended by mutual written agreement (the “Term”). This Agreement may be terminated prior to its expiration in the following manner: (i) by Voyager at any time immediately upon written notice to Consultant if Consultant has materially breached this Agreement, the Retirement Agreement dated May 20, 2019 between Consultant and the Company (the “Retirement Agreement”), or the Restrictive Covenants Agreement referenced in the Retirement Agreement; (ii) by Consultant at any time immediately upon written notice if Voyager has materially breached this Agreement or the Retirement Agreement; (iii) at any time upon the mutual written consent of both parties; or (iv) automatically upon (x) Consultant’s failure to timely sign the Additional Release attached to the Retirement Agreement as Attachment B (the “Additional Release”), (y) Consultant’s revocation of the Additional Release, or (z) the death, physical incapacitation or mental incompetence of Consultant.  Any expiration or termination of this Agreement shall be without prejudice to any obligation of either party that has accrued prior to the effective date of expiration or termination. Upon expiration or termination of this Agreement, neither Consultant nor Voyager will have any further obligations under this Agreement, except that (a) Consultant will terminate all Services in progress in an orderly manner as soon as practicable and in accordance with a schedule agreed to by Voyager, unless Voyager specifies in the notice of termination that Services in progress should be completed; (b) Consultant will deliver to Voyager all Work Product (defined below) made through expiration or termination; (c) Voyager will pay Consultant any monies due and owing Consultant, up to the time of termination or expiration, for Services properly performed and all authorized expenses actually incurred; (d) Consultant will immediately return to Voyager all Voyager Property (defined below) and other Confidential Information (defined below) and copies thereof provided to Consultant under this Agreement; and (e) the terms, conditions and obligations under Sections 2 and 4 through 14 will survive expiration or termination of this Agreement.

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3.                          Payment of Fees and Expenses.  Voyager will pay Consultant for fees, expenses and pass-through costs in accordance with each Accounting of Services Form, including reasonable and necessary travel, lodging and meals in connection with the Services, subject to Voyager’s travel policy. Unless otherwise agreed in an Accounting of Services Form, the following shall apply:

(a)                     Voyager will pay Consultant monthly for retainer amounts.

(b)                     Consultant will invoice Voyager monthly for any additional fees, pre-approved expenses and pass-through costs relating to the Services. Invoices will reference the applicable PO number provided by Voyager, and are to be sent directly to Accounts Payable, Voyager Therapeutics, Inc., 75 Sidney St., Cambridge, MA 02139 or submitted via e-mail to: ap@vygr.com;

(c)                      Voyager shall pay all undisputed amounts invoiced in accordance with the terms of this Section 3 within thirty (30) days of receipt of invoice.

Upon execution of this Agreement, Consultant shall submit a W-9/W-8BEN/W-8ECI (as applicable) to Voyager’s Accounts Payable department at the address above. Invoices will not be paid without Voyager’s receipt of Consultant’s W-9/W-8BEN/W-8ECI information.

For the avoidance of doubt, it is understood that (i) any of Consultant’s restricted stock unit awards and stock options will continue to vest and be exercisable, as applicable, in accordance with the terms of the applicable agreements and plan documents, as if Consultant had remained employed during the period during which Consultant is providing services under this Agreement, and (ii) vesting will cease immediately upon termination of this Agreement for any reason in accordance with Section 2 hereof.

4.                          Compliance with Laws.  Consultant represents and warrants that Consultant will render Services in compliance with all applicable laws, rules and regulations, including but not limited to the U.S. Food, Drug and Cosmetic Act, as amended from time to time, and the highest professional standards. Further, Consultant represents and warrants that she has not been, and is not under consideration to be (a) debarred from providing services pursuant to Section 306 of the United States Federal Food Drug and Cosmetic Act, 21 U.S.C. § 335a; (b) excluded, debarred or suspended from, or otherwise ineligible to participate in, any federal or state health care program or federal procurement or non-procurement programs (as that term is defined in 42 U.S.C. §1320a-7b(f)); (c) disqualified by any government or regulatory agencies from performing specific services, and is not subject to a pending disqualification proceeding; or (d) convicted of a criminal offense related to the provision of health care items or services, or under investigation or subject to any such action that is pending.

5.                          Compliance with Obligations to Third Parties. Consultant represents and warrants to Voyager that the terms of this Agreement and Consultant’s performance of Services do not and will not conflict with any of Consultant’s obligations to any third parties. Consultant represents that Consultant has not brought and will not bring with Consultant to Voyager or use in the performance of Services any equipment, funds, space, personnel, facilities, confidential information, trade secrets or other resources of any third party which are not generally available to the public, unless Consultant has obtained written authorization for their possession and use, nor will Consultant take any other action that would result in a third party, including without limitation, an employer of Consultant, asserting ownership of, or other rights in, any Work Product, unless agreed upon in writing in advance by Voyager. To the extent Consultant is subject to any policy of her employer that requires approval of agreements governing external consulting services, Consultant represents that such approval has been given and covenants that such approval will be obtained prior to entering into any amendment to this Agreement requiring such approval.  Consultant will notify Voyager immediately of any breach of this Section 5.

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6.                          Work Product.  Consultant will promptly and fully disclose in confidence to Voyager all inventions, discoveries, improvements, ideas, concepts, designs, processes, formulations, products, computer programs, works of authorship, databases, mask works, trade secrets, know-how, information, data, documentation, reports, research, creations and other products arising from or made in the performance of (solely or jointly with others) the Services (whether or not patentable or subject to copyright or trade secret protection) (collectively, the “Work Product”).  Consultant assigns and agrees to assign to Voyager all rights in the United States and throughout the world to Work Product.  Consultant will keep and maintain adequate and current written records of all Work Product, and such records will be available to and remain the sole property of Voyager at all times.  For purposes of the copyright laws of the United States, Work Product will constitute “works made for hire,” except to the extent such Work Product cannot by law be “works made for hire”.  Consultant represents and warrants that Consultant has and will have the right to transfer and assign to Voyager ownership of all Work Product.  Consultant will execute all documents, and take any and all actions needed, all without further consideration, in order to confirm Voyager’s rights as outlined above.  In the event that Consultant should fail or refuse to execute such documents within a reasonable time, Consultant appoints Voyager as attorney to execute and deliver any such documents on Consultant’s behalf.

7.                          Confidentiality & Non-Use. During the Term and thereafter, except as otherwise permitted as set forth below, Consultant agrees to (a) hold the Confidential Information in confidence; (b) exercise reasonable precautions to physically protect the integrity and confidentiality of the Confidential Information; (c) not disclose any Confidential Information to any third party without the prior written consent of Voyager; (d) not use the Confidential Information for any purpose except as may be necessary in the ordinary course of performing Services without the prior written consent of Voyager; (e) treat Confidential Information with no less than a reasonable degree of care; and (f) reproduce Confidential Information solely to the extent necessary to provide the Services, with all such reproductions being considered Confidential Information.

Voyager’s “Confidential Information” means (i) all Work Product; (ii) all information contained in or comprised of Voyager Property (defined in Section 8); and (iii) all confidential and proprietary data, trade secrets, business plans, and other information of a confidential or proprietary nature in written, electronic or other media, belonging to Voyager or its subsidiaries or third parties with whom Voyager may have business dealings, disclosed or otherwise made available to Consultant by Voyager or on behalf of Voyager in connection with this Agreement and/or Consultant’s services hereunder. Consultant’s obligations of non-disclosure and non-use under this Agreement will not apply to any portion of Confidential Information that Consultant establishes by competent proof: (a) was in the public domain at the time of disclosure through no wrongful act on the part of Consultant; (b) after disclosure, becomes part of the public domain by publication or otherwise, except by a wrongful act on the part of Consultant; (c) becomes known to Consultant on a non-confidential basis through disclosure by sources other than Voyager having the legal right to disclose such Confidential Information; or (d) is independently developed by Consultant without reference to or reliance upon Confidential Information.

Nothing in this Agreement prohibits Consultant from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies, filing a complaint with government agencies, or participating in government agency investigations or proceedings.  Consultant is not required to notify the Company of any such communications; provided, however, that nothing herein authorizes the disclosure of information Consultant obtained through a communication that was subject to the attorney-client privilege.  Further, notwithstanding Consultant’s confidentiality and nondisclosure obligations, Consultant is hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or

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State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

8.                          Voyager Property. All documents, data, records, apparatus, equipment and other physical property furnished or made available by or on behalf of Voyager to Consultant in connection with this Agreement (“Voyager Property”) shall be and remain the sole property of Voyager and shall be returned promptly to Voyager if requested. In any event, Consultant shall return and deliver all Voyager Property, including any copies thereof, upon termination or expiration of this Agreement, irrespective of the reason for such termination.  Consultant will use Voyager Property only as necessary to perform the Services and will not transfer or make available to any third party the Voyager Property without the express prior written consent of Voyager.  Consultant recognizes that Voyager’s facilities are private and Consultant will abide by Voyager’s security requirements and conditions for access and usage and agrees that only those subjects, areas and programs designated by Voyager as necessary to fulfill Voyager’s requirements will be accessed and/or perused Consultant.  In no event will any Confidential Information, programs or other information be copied or removed without Voyager’s express written approval.

9.                          Publication; Publicity.  Work Product may not be published or referred to, in whole or in part, by Consultant without the prior express written consent of Voyager. Consultant shall not use the name, logo, trade name, service mark, or trademark, or any simulation, abbreviation, or adaptation of same, or the name of Voyager or its subsidiaries for publicity, promotion, or similar non-regulatory uses without Voyager’s prior written consent.

10.                   Independent Contractor Relationship. Nothing contained in this Agreement shall be deemed to constitute Consultant an employee of Voyager, it being the intent of the parties to establish an independent contractor relationship, nor shall Consultant have authority to bind Voyager in any manner whatsoever by reason of this Agreement. Consultant shall at all times while on Voyager premises observe all security and safety policies of Voyager. Consultant is excluded from participating in any fringe benefit plans or programs as a result of the performance of the Services, without regard to Consultant’s independent contractor status, including, but not limited to, health, sickness, accident or dental coverage, life insurance, disability benefits, accidental death and dismemberment coverage, unemployment insurance coverage, workers’ compensation coverage, 401(k) benefit(s), and any other benefits provided by Voyager to its employees.  Consultant agrees, as an independent contractor, that Consultant is not entitled to unemployment benefits in the event this Agreement terminates, or workers’ compensation benefits in the event that Consultant is injured in any manner or becomes ill while performing the Services under this Agreement.  Because Consultant is an independent contractor, Voyager will not make any withholdings, deductions, or contributions (e.g., social security, unemployment insurance, disability insurance) from Consultant’s fees, and will report Consultant’s fees and other payments to Consultant on a 1099 form.  Consultant shall bear sole responsibility for paying and reporting its own applicable federal and state income taxes, social security taxes, unemployment insurance, workers’ compensation, and health or disability insurance, retirement benefits, and other welfare or pension benefits, if any, and shall indemnify and hold Voyager harmless from and against any liability with respect thereto.

11.                   Notices. All notices required or permitted under this Agreement must be in writing.  Any notice given under

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this Agreement shall be deemed delivered when delivered by hand, by certified mail, by air courier or via facsimile to the parties at their respective addresses set forth above or at such other address as either party may provide to the other in writing from time to time. Notices will be effective upon receipt or at a later date stated in the notice.

12.                   Assignment. The rights and obligations of the parties hereunder shall inure to the benefit of, and shall be binding upon their respective successors and assigns. This Agreement may not be assigned by Consultant, and Consultant’s obligations under this Agreement may not be subcontracted or delegated by Consultant, without the prior written consent of Voyager. For clarity, this Agreement may be assigned by Voyager with prompt notice of such assignment to Consultant.

13.                   Specific Enforcement. Consultant acknowledges that Voyager will have no adequate remedy at law in the event Consultant breaches the terms of Sections 4 through 9. In addition to any other rights it may have, Voyager shall have the right to obtain in any court of competent jurisdiction injunctive or other relief to restrain any breach or threatened breach of this Agreement.

14.                   Prior Agreements; Governing Law; Severability; Amendment. This Agreement embodies the entire understanding between the parties with respect to the subject matter of this Agreement and supersedes any prior or contemporaneous agreements with respect to the subject matter of this Agreement; provided, however, for the avoidance of doubt, that Consultant’s obligations pursuant to Sections 6, 7 and 8 hereunder are in addition to any and all similar ongoing obligations that Consultant has to Voyager pursuant to the Retirement Agreement and/or the Restrictive Covenants Agreement referenced therein. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to any choice of law principle that would dictate the application of the law of another jurisdiction, and Consultant submits to the jurisdiction and agrees to the proper venue of all state and federal courts located within the Commonwealth of Massachusetts. Each provision in this Agreement is independent and severable from the others, and no provision will be rendered unenforceable because any other provision is found by a proper authority to be invalid or unenforceable in whole or in part.  If any provision of this Agreement is found by such an authority to be invalid or unenforceable in whole or in part, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision and the intent of the parties, within the limits of applicable law. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument.  A facsimile or electronic copy of this Agreement, including the signature pages, will be deemed an original.  This Agreement may not be amended, and its terms may not be waived, except pursuant to a written amendment or waiver signed by both parties.

15.                   Insurance. Consultant shall maintain such insurance as shall be reasonably necessary to insure itself against any claim or claims for damages arising out of the Services or this Agreement.

16.                   Certain Other Conflicts of Interest; Trading in Voyager Securities.

(a)                    Consultant represents that, except as disclosed in writing to Voyager, Consultant: (i) does not own directly or indirectly five percent (5%) or more of the stock or other equity securities of any entity which is a present or prospective competitor, customer or supplier of Voyager; (ii) is not aware of any legal proceedings pending or threatened against Consultant, or any reasonable basis for such proceedings, which (1) would conflict with Consultant’s obligations hereunder or question the validity of this Agreement; or (2) may materially or adversely affect the business or prospects of Voyager; and

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(iii) is not aware of any fact concerning Consultant (either professionally or personally) which may materially or adversely affect the business or prospects of Voyager.

(b)                    Consultant is aware that the United States and other applicable securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.  Consultant may gain access to information in connection with the provision of Services that could potentially subject Consultant to insider trading liability (as defined under the US federal securities laws and regulations adopted by the United States Securities and Exchange Commission) in connection with trading in Voyager securities.  Consultant shall comply with all relevant laws respecting any trading in Voyager securities.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the Effective Date.

DINAH SAH	VOYAGER THERAPEUTICS, INC.

By:	By:

Name:	Name:

Tax ID#:	Title:

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EXHIBIT A:

ACCOUNTING OF SERVICES FORM

Consulting Agreement between Voyager Therapeutics, Inc. (“Voyager”)

and Dinah Sah (“Consultant”) effective as of June 28, 2019

1.                          Services:

Consultant will provide the following Services to Voyager:

Consultant will act as a Senior Advisor to Voyager. In this role Consultant will provide advisory services allocated to two general categories.  First, Consultant will provide assistance to Voyager’s Head of Research & Development in his assumption and management of all duties, responsibilities, functions and activities previously performed by Consultant in her prior role as the Chief Scientific Officer of Voyager.  Second, Consultant shall provide strategic and tactical advice to Voyager regarding (i) current and potential research and development of programs, (ii) identifying and thereafter establishing relationships with research scientists working in areas of interest to Voyager, and (iii) such other Voyager organizational and business matters as may be requested by Voyager.

Consultant will provide Services on a schedule and at a location or locations mutually agreed between Consultant and Voyager’s Chief Medical Officer/Head of Research & Development.  The current expectation is that, from the Effective Date through December 31, 2019, Consultant will generally be available to provide Services remotely or onsite in Voyager’s Cambridge, MA offices approximately two days per week.  In addition, Consultant will be available for a reasonable number of telephone and/or written consultations during such period.  Thereafter, Voyager will engage Consultant on as-needed basis throughout the Term.

2.                          Compensation:

Fees:  During the Term, Voyager will pay Consultant fees for Services as follows:

For the months of July through December 2019, $20,000 per month.

Beginning January 1, 2020, $450 per hour.

Expenses:  Voyager will reimburse Consultant for any pre-approved expenses actually incurred by Consultant in connection with the provision of Services.  Requests for reimbursement will be in a form reasonably acceptable to Voyager, will include supporting documentation and will accompany Consultant’s invoices.

Support:  Voyager will provide Consultant with administrative support, as may be reasonably required to facilitate provision of the Services.

Invoicing:  No invoice will be required for the retainer, which will be paid monthly in advance, during 2019. Commencing in January 2020 Consultant will invoice Voyager not later than the 10th day of each month for the hourly consulting fees and associated expenditures related to Services performed during the preceding month, with the first invoice to be rendered not later than February 10, 2020 for services

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performed in January 2020. Invoices should reference this Agreement and should be submitted to Voyager by email to: ap@vygr.com.  Invoices will contain such detail as Voyager may reasonably require and will be payable in U.S. Dollars.  Undisputed payments will be made by Voyager within thirty (30) days after Voyager’s receipt of Consultant’s invoice, request for reimbursement and all supporting documentation.

3.                          Period of Performance:

Services are anticipated to commence on the Effective Date and be completed no later than June 28, 2022.

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